Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Renasant Corporation and any related prospectus of our report dated February 26, 2020, relating to our audit of the consolidated financial statements and internal control over financial reporting of Renasant Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ HORNE LLP

Memphis, Tennessee
January 22, 2021

PD.30612562.3